             SUBORDINATED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT


         THIS AGREEMENT is made and entered into as of the __________TH day of ____________________, 1995, by and between TRANSCEND SERVICES, INC., a Delaware corporation (the "Company"), and _______________________________ (the
"Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Company now desires to sell, and Purchaser has agreed to purchase, a debenture of the Company, all on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


1.       THE DEBENTURE

         1.1 Sale of the Debenture. Subject to the terms and conditions hereof, at the Closing (defined in Section 2.1 below) the Company shall issue and sell to Purchaser, and Purchaser shall purchase from the Company, a Subordinated Convertible Debenture in substantially the form attached hereto as
Exhibit 1.1 in the original principal amount of ______________________n0/100
DOLLARS ($         ), which (i) shall accrue interest at the rate of eight
percent (8%) per annum, payable semi-annually, (ii) shall be unsecured and subordinated to all other debt of the Company, and (iii) shall be convertible into shares of common stock, $.01 par value per share (the "Common Stock"), of the Company, all under the terms and conditions set forth more fully on Exhibit 1.1, (together with any replacement thereof or substitute therefor being referred to hereinafter as the "Debenture").

         1.2 Reservation of Common Stock. The Company shall reserve and keep available for issuance such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the conversion in full of the Debenture into Common Stock (the "Reserved Shares"). All shares of Common Stock that shall be so issuable shall, when issued upon conversion, be duly and validly issued and fully paid and non-assessable. If any shares of Common

Stock required to be reserved for issuance upon conversion of the Debenture require registration with any governmental authority under any federal or state law before such shares may be so issued, the Company shall in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.

         1.3 Use of Cash Proceeds. The Company, as determined by the Board of Directors thereof, shall use the cash proceeds from the sale of the Debenture to provide general working capital to the Company and to pay all costs and expenses incurred by the Company in connection with the transactions provided for herein.


2.       CLOSING; DELIVERIES

         2.1 Closing. The closing of the purchase and sale of the Debenture (the "Closing") shall be held at the offices of the Company on August 15, 1995, or on such other date or at such other place as the parties may agree (the date of the Closing is hereinafter referred to as the "Closing Date").

         2.2 Deliveries at Closing. At the Closing, the Company shall deliver to Purchaser the Debenture executed by a duly authorized officer of the Company against payment by Purchaser of the purchase price therefor in immediately available funds.


3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Purchaser as follows:

         3.1 Organization and Standing. The Company and each of its wholly-owned subsidiaries (the "Subsidiaries") is a corporation duly organized and validly existing under, and by virtue of, the laws of the state of each such corporation's state of incorporation and is in good standing under such laws. The Company and each of its Subsidiaries is qualified to do business as a foreign corporation in every jurisdiction in which the failure to so qualify would have a material adverse effect on the business of the Company and the Subsidiaries, taken as a whole. The Company and each of its Subsidiaries has the requisite power and authority to own and operate its properties and assets and to carry on its business as presently conducted.





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         3.2       Power and Authority; Capacity.  The Company has all
requisite legal and corporate power and authority to enter into this Agreement and to carry out and perform its other obligations under the terms of this Agreement.

         3.3 Capitalization. The entire authorized capital stock of the Company consists of fifty-one million (51,000,000) shares of stock, of which thirty million (30,000,000) shares are designated Common Stock, par value $.01 per share, and twenty-one million (21,000,000) shares are designated Preferred Stock, par value $.01 per share (the "Preferred Stock"). Of the total authorized Common Stock as of July 31, 1995, approximately seventeen million six hundred seventy-eight thousand (17,678,000) shares were issued, of which approximately seventeen million six hundred seventy-eight thousand (17,678,000) shares were outstanding and none were held in the Company's treasury. Of the total authorized Preferred Stock, none were outstanding. All of the outstanding shares of Common Stock (including any shares issued pursuant to existing Company stock option, purchase or benefit plans, if exercised and purchased at the applicable exercise price) were duly authorized (or will be when issued and the option or purchase price is paid), validly issued, fully paid and nonassessable. None of the capital stock of the Company is entitled or subject to preemptive rights.

         3.4 Agreement Does Not Violate Other Instruments. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, violate any provisions of the Certificate of Incorporation, as amended, or Bylaws, as amended, of the Company, and violate or constitute an occurrence of default under any provision of, or conflict with, result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement, instrument, or any order, judgment, decree or other arrangement to which the Company is a party or is bound or by which any of its assets are affected. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to the Company or any assets, properties or operations of the Company in connection with the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby.





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         3.5       Validity of the Reserved Shares.  The Reserved Shares, when issued and delivered to Purchaser upon the conversion of the Debenture in compliance with the provisions thereof, shall be duly authorized, validly issued, fully paid and nonassessable.

         3.6 Information. The Company has delivered to Purchaser its Annual Report on Form 10-K for the transition period ended December 31, 1994 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 1995 (collectively, the "Company Reports"). As of the date of this Agreement, the Company Reports, taken together with information previously furnished by the Company to Purchaser, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As used in this Section, "material" means material to the financial condition, results of operations, business, assets or properties of the Company together with its Subsidiaries, taken as a whole.

         3.7 Absence of Certain Changes or Events. Since March 31, 1995, the Company has operated in the ordinary course of business and there has not been any transaction, commitment, dispute or other event or condition that would result in any material adverse effect on the businesses, assets (including intellectual property rights) or operations of the Company and its Subsidiaries, taken as a whole.


4. Purchaser' REPRESENTATIONS. Purchaser represents and warrants to the Company as follows:

         4.1 Authorization. All action on the part of Purchaser necessary for the authorization, execution, delivery and performance of all obligations of Purchaser under this Agreement shall have been taken prior to the Closing. This Agreement, when executed and delivered by Purchaser, shall constitute the valid and binding obligation of Purchaser and shall be enforceable against Purchaser, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, and except that the availability of the remedy of specific performance or other equitable relief shall be subject to the discretion of the court before which any proceeding therefor may be brought.





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         4.2       Purchase Entirely for Own Account.  This Agreement is made with Purchaser in reliance upon Purchaser's representation to the Company, which by execution of this Agreement Purchaser hereby confirms, that the Debenture will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Debenture.

         4.3 Reliance Upon Purchaser's Representations. Purchaser understands that the Debenture has not been, and that, upon conversion of the Debenture, none of the Reserved Shares may be, registered under the Securities Act of 1933, as amended (the "Securities Act") or any state securities laws, by reason of specific exemptions from the registration provisions of the Securities Act and such laws, and that the Company's reliance on such exemptions is predicated on Purchaser's representations set forth herein. Purchaser realizes that the basis for the exemptions may not be present if, notwithstanding such representations, Purchaser has in mind merely acquiring the Debenture for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Purchaser has no such intention.

         4.4 Receipt of Information. Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Debenture. Purchaser further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Debenture and the business, properties, prospects, and financial condition of the Company and its Subsidiaries and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expenses) necessary to verify the accuracy of any information furnished to Purchaser or to which Purchaser has access. The foregoing, however, does not limit or modify the representations or warranties of the Company in Section 3 of this Agreement or the right of Purchaser to rely thereon.





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         4.5       Investment Experience.  Purchaser represents that it is
experienced in evaluating and investing in securities of companies such as the Company and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Debenture. Purchaser also represents it has not been organized solely for the purpose of acquiring the Debenture.

         4.6 Accredited Investor. Purchaser is an "accredited investor" within the meaning of Regulation D promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act.

         4.7 Restricted Securities. Purchaser understands that the Debenture (and that, upon conversion of the Debenture, the Reserved Shares) may not be sold, transferred, or otherwise disposed of without registration under the Securities Act and any applicable state securities laws, or an exemption therefrom, and that in the absence of an effective registration statement covering the Debenture (or the Reserved Shares in the event of conversion of the Debenture), may not be sold pursuant to Rule 144 promulgated by the Commission under the Securities Act unless all of the conditions of that Rule are met.

         4.8 Legends. The Debenture and each certificate or other document evidencing any of the Reserved Shares issued upon conversion of the Debenture shall be endorsed with the legend set forth below:

                   "THIS SECURITY HAS NOT BEEN REGISTERED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR THE SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"). THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD, OR TRANSFERRED, NOR WILL ANY ASSIGNEE OR TRANSFEREE HEREOF BE RECOGNIZED BY THE MAKER HEREOF AS HAVING ANY INTEREST IN THIS SECURITY, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THIS SECURITY UNDER APPLICABLE STATE LAWS AND THE FEDERAL ACT OR ANY OPINION OF COUNSEL SATISFACTORY TO THE MAKER HEREOF THAT SUCH REGISTRATION IS NOT REQUIRED."





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


5. CONDITIONS TO CLOSING OF PURCHASER. The obligation of Purchaser to purchase and pay for the Debenture at the Closing is subject to the fulfillment to its satisfaction on or prior to the Closing Date of the following conditions:

         5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of said date.

         5.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

         5.3 Agreements With Other Purchasers. The Company shall have entered into agreements with other purchasers on substantially the same terms and conditions as this Agreement for the issuance and sale of additional debentures, which shall aggregate at least two million dollars ($2,000,000) in original principal amount, inclusive of the principal amount of the Debenture attached hereto as Exhibit 1.1.

         5.4 Compliance Certificate. Purchaser shall have received a certificate executed by an officer of the Company dated the Closing Date, certifying that the conditions specified in Sections 5.1 through 5.3 hereof have been fulfilled.


6. CONDITIONS TO CLOSING OF THE COMPANY. The obligation of the Company to sell the Debenture at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

         6.1       Representations.  The representations made by Purchaser in
Section 4 hereof shall be true and correct in all material respects when made and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

         6.2 Performance. All covenants, agreements and conditions contained in this Agreement to be performed by or complied with by





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Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

         6.3 Agreements With Other Purchasers. The Company shall have entered into the agreements addressed in Subsection 5.3 hereof.


7. COVENANTS OF THE COMPANY. The Company hereby covenants and agrees with Purchaser as follows:

         7.1 Public Reports. After the Closing Date, the Company shall furnish to Purchaser each Annual Report on Form 10-K and each Quarterly Report on Form 10-Q of the Company that is provided to the stockholders of the Company.

         7.2 Additional Covenants. In addition, the Company shall, or shall cause each of its Subsidiaries, as applicable, to:

                   7.2.1 Promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company shall pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. The
Company shall promptly pay or cause to be paid when due, or in conformance with customary trade terms, all other indebtedness incident to the operations of the Company and its Subsidiaries.

                   7.2.2 Keep its properties and those of its Subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its Subsidiaries shall at all times comply with the provisions of all leases to which any of them is a party or under which any of them occupies property.





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                   7.2.3  Keep its assets and those of its Subsidiaries that
are of an insurable character insured by reputable insurers against loss or damage by fire and explosion in amounts customary for companies in similar businesses similarly situated; and maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

                   7.2.4 Keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

                   7.2.5 Duly observe and conform to, and cause its Subsidiaries to so observe and conform to, in all material respects, all valid requirements of governmental authorities relating to the conduct of their businesses or to their property or assets.

                   7.2.6 Maintain in full force and effect its corporate existence, rights and franchises and use its best efforts to maintain in full force and effect all licenses and other rights to use patents, processes, licenses, trademarks, service marks, trade names or copyrights owned or possessed by it or any subsidiary and necessary to the conduct of its business.


8.       REGISTRATION RIGHTS.

         8.1 Certain Definitions. As used in this Agreement, in addition to the terms defined above, the following terms shall have the following respective meanings:

         "Holder(s)" shall mean Purchaser and any other person(s) holding Registrable Securities to whom these registration rights have been transferred pursuant to Subsection 8.8 hereof.

         "Other Stockholders" shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in a registration effected pursuant to this Agreement.





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         The terms " register," "registered" and "registration" refer to the effectiveness of a registration statement prepared and filed in compliance with the Securities Act; provided, however, that Registrable Securities shall not include any shares of Common Stock that have previously been registered or that have been sold to the public, or that have been sold in a private transaction in which the transferor's rights under this Agreement are not assigned.

         "Registrable Securities" as of any particular time shall mean (i) the Debenture, (ii) all then issued and outstanding Reserved Shares, and (iii) all Reserved Shares issuable, yet not actually issued, upon conversion of the then outstanding Debenture.

         "Registration Expenses" shall mean all expenses incurred by the Company in complying with Subsection 8.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and expenses of a single counsel for the selling Holders, state "blue sky" fees and expenses, and accountants' expenses, including without limitation any special audits incident to or required by any such registration, but excluding Selling Expenses, the compensation of regular employees of the Company, which shall be paid in any event by the Company, and excluding also any additional disbursements of counsel for the selling Holders, which shall be paid by such selling Holders.

         "Securities Exchange Act" shall mean the federal Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at any particular time.

         "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and any other securities of the Company being sold in the same registration as the Registrable Securities by Other Stockholders.

         8.2       Piggyback Registration.

         (a) If the Company shall determine to register any of its securities in connection with the public offering of such securities solely for cash on a form that would permit the registration of the Registrable Securities, the Company shall





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promptly give to each Holder written notice of such registration (a "Piggyback
Registration") (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws), and use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder or Holders within fifteen (15) days after such written notice from the Company, except as set forth in Subsection 8.2(b) hereof. Upon the written request of each Holder given within twenty (20) days following the date of such notice, the Company shall cause to be included in such registration statement and use its best efforts to cause to be registered under the Securities Act all the Registrable Securities that each Holder shall have requested to be registered. The Company shall have the right to withdraw or cease to prepare or file any registration statement for any offering referred to in this Subsection 8.2(a) without any obligation or liability to any Holder.

         (b)       Number of Piggyback Registrations.  Subject to Subsection
(d) below, each Holder shall be entitled to have its Registrable Securities included in no more than two (2) Piggyback Registrations pursuant to this Subsection 8.2.

         (c) Holdback by the Company. If the Company has previously filed a registration statement with respect to Registerable Securities pursuant to this Subsection 8.2, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of one hundred eighty (180) days has elapsed from the effective date of such a previous registration.

         (d) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Subsection 8.2(a) hereof. In such event the right of any Holder to registration pursuant to Subsection 8.2(b) (i) shall be conditioned upon such Holder's





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participation in such underwriting and the inclusion of such Holder's
Registrable Securities in the underwriting to the extent provided herein and
(ii) shall terminate as to each Holder upon the availability of Rule 144(k) to such Holder and such Holder holding not more than two percent (2%) of the outstanding Registrable Securities. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Subsection 8.2, if the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities and other securities requested to be included in such registration by the Holders and the Other Stockholders, respectively, provided, that if the managing underwriter in good faith determines that a lower number of Registrable Securities and other securities should be included, then the Company shall be required to include in the underwriting only that lower number of Registrable Securities and other securities and the Holders of Registrable Securities and the Other Stockholders who have requested registration shall participate in the underwriting such that such number so included shall be pro rata among the respective Holders and Other Stockholders on the basis of the amount of Registrable Securities and other securities requested to be offered thereby. The Company shall advise all holders of securities requesting registration as to the number of shares or securities that may be included in the registration and underwriting as allocated in the foregoing manner. If any Holder or Other Stockholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration.

         8.3 Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Company, and all Selling Expenses shall be borne by the Holders and





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

the Other Stockholders of the securities so registered pro rata on the basis of the number of their shares so registered. If any jurisdiction in which the securities shall be qualified shall require that expenses incurred in connection with the qualification of the securities in that jurisdiction be borne by the selling stockholders, then such expenses shall be payable by the selling stockholders pro rata to the extent required by such jurisdiction.

         8.4 Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company shall keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company shall use its best efforts to:

         (a) keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

         (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

         8.5       Indemnification.

         (a) With respect to each Holder whose securities have complied or been registered or qualified pursuant to this Agreement, the Company shall indemnify such Holder, each of such Holder's officers, directors and partners, and each person controlling (as defined in Subsection 8.5(d) below) such Holder and each of such controlling person's officers, directors and partners, and shall also indemnify each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and





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relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and shall reimburse each such Holder and each person controlling such Holder, and each of such controlling person's officers, directors and partners, each of its officers, directors and partners, each such underwriter, and each person who controls such underwriter, for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based upon written information furnished to the Company in an instrument duly executed by the Holder or underwriter seeking to be indemnified, where such information is stated to be specifically for use in such prospectus, offering circular or related document. It is agreed that the indemnity agreement contained in this Subsection 8.5(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

         (b) Each Holder and Other Stockholder shall, if securities held by him or it are included among the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls (as defined in Subsection 8.5(d) below) the Company or such underwriter, and each other such Holder and Other Stockholder and each of such controlling person's officers, directors and partners, and each person controlling such Holder or Other Stockholder and each of such controlling person's officers, directors and partners, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Company and such Holders, Other Stockholders, directors, officers, partners, persons, underwriters and control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability





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

or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder or Other Stockholder specifically for use therein; provided, however, that the obligations of such Holder or Other Stockholder hereunder shall be limited to an amount equal to the proceeds to such Holder or Other Stockholder of securities sold as contemplated herein. It is agreed that the indemnity agreement contained in this Section 8.5(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of such Holder or Other Stockholder (which consent shall not be unreasonably withheld).

         (c)       Each party entitled to indemnification under this Section
8.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not be withheld unreasonably), and the Indemnified Party may participate in such defense at such Indemnified Party's expense. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 8.5 only if such failure is prejudicial to the ability of the Indemnifying Party to defend such action, and such failure shall in no event relieve the Indemnifying Party of any liability that he or it may have to any Indemnified Party otherwise than under this Section 8.5. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

         (d) For purposes of this Section 8.5, the term "control" shall have the meaning assigned thereto under the Securities Act.

         8.6 Information by Holders and Other Stockholders. Each Holder or Other Stockholder of securities included in any registration shall furnish to the Company such information regarding such Holder or Other Stockholder and the distribution proposed by such Holder or Other Stockholder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         8.7       Rule 144.

         (a) Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company shall:

                   (i) make and keep public information available as those terms are understood and defined in Rule 144 promulgated by the Commission under the Securities Act ("Rule 144");

                   (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act; and

                   (iii) so long as any Holder owns any securities constituting or representing Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Securities Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

         (b) Sale of the Registrable Securities. Conditioned on the Company's compliance with Rule 144, after August 15, 1997, the Registrable Securities may be sold to the public without registration.

         8.8 Transfer of Registration Rights. The rights to cause the Company to register securities of the Company under Subsection 8.2 hereof may be assigned by any Holder only (a) to an assignee of Registrable Securities consisting of or derived from conversion of not less than twenty percent (20%) of any combination of the Debenture and Reserved Shares of such assigning Holder (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like), or (b) upon distribution by Purchaser or an assignee described in (a) that is an entity of any of the securities described in (a) to the direct or indirect beneficial owners of the securities of such entity (including direct or indirect general or limited partners thereof), together with the securities being transferred, provided that in each case the Company is given written notice, at the time or within a reasonable time after said transfer, stating the name and address of said transferee and identifying the securities with respect to which such registration rights are being assigned. No such assignment shall be effective unless the transferee shall be required, as a condition to such transfer, to agree in writing that he or it will receive and hold such securities subject to the provisions of this Section 8 and unless the Company is given written notice at the time of the assignment or within a reasonable time after such assignment, stating the name and address of said transferee and identifying the securities that are being assigned.

         8.9 "Market Stand-Off" Agreement. If requested by the Company upon the recommendation of the Board of Directors of the Company and an underwriter of Common Stock (or other securities) of the Company, the Holders shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company held by them during the one hundred and eighty
(180)-day period following the effective date of a registration statement of the Company filed under the Securities Act, provided that:

         (a) such agreement shall apply only with respect to an underwritten public offering; and

         (b) Other Stockholders selling securities pursuant to such registration statement and all officers and directors of the Company enter into similar agreements.

         Such agreement shall be in writing in form satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred and eighty (180)-day period.


9.       MISCELLANEOUS.

         9.1 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Georgia.

         9.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Company or Purchaser and the closing of the transactions contemplated hereby.

         9.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company and Purchaser and their respective successors and assigns, except that, unless otherwise expressly provided for in this Agreement, neither the Company nor Purchaser shall have the right to assign any of its rights hereunder or delegate any of its obligations hereunder without the prior written consent of the remaining party.

         9.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated orally, but only by a written instrument signed by the parties hereto.

         9.5 Notices, etc. All notices and other communications required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon the second business day following deposit with the United States Postal Service, by certified mail, return receipt requested, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to Purchaser, at the address provided beneath Purchaser's signature below, or at such other address as Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of the Debenture or Reserved Shares issued upon a conversion of the Debenture, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such securities who has so furnished an address to the Company, or (c) if to the Company, at 3353 Peachtree Road, N.E., Suite 1000, Atlanta, Georgia 30326,
Attention: David W. Murphy, Chief Financial Officer, or at such other address as the Company shall have furnished to Purchaser and each such other holder in writing.

         9.6 Delays or Omissions; Remedies Cumulative. No delay or omission to exercise any right, power or remedy accruing to the Company or Purchaser, upon any breach or default under this Agreement, shall impair any such right, power or remedy of the Company or Purchaser, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All of the Company's or Purchaser's remedies, either under this Agreement or by law or otherwise afforded to the Company or Purchaser, shall be cumulative and not alternative.

         9.7 Agent's Fees. The Company (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement (except as disclosed to the other parties hereto as of the date hereof) and (ii) hereby agrees to indemnify and to hold Purchaser harmless of and from any liability for commissions or compensation in the nature of an agent's fee to any broker or other person or firm (and the cost and expenses of defending against such liability or asserted liability) for which said party is responsible.

         9.8 Expenses. The Company shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby and all expenses and disbursements of its legal counsel reasonably incurred.

         9.9 Titles and Subtitles. The titles of the sections, paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         9.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         9.11 Timely Performance. Time is of the essence as to the performance of the obligations required of the respective parties under this Agreement.

         IN WITNESS WHEREOF, the Company and Purchaser have executed and delivered this Agreement as of the day and year first above written.



                                     THE COMPANY:
                                     -----------

                                     TRANSCEND SERVICES, INC.


                                     By:
                                        --------------------------------

                                        Name:
                                              --------------------------
                                        Title:
                                               -------------------------


                                     PURCHASER:
                                     ---------




                                     By:
                                         -------------------------------




                                     ADDRESS:
                                     -------

                                  EXHIBIT 1.1


THIS SECURITY HAS NOT BEEN REGISTERED UNDER ANY APPLICABLE STATE SECURITIES LAWS OR THE SECURITIES ACT OF 1933, AS AMENDED (THE "FEDERAL ACT"). THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, HYPOTHECATED, SOLD, OR TRANSFERRED, NOR WILL ANY ASSIGNEE OR TRANSFEREE HEREOF BE RECOGNIZED BY THE MAKER HEREOF AS HAVING ANY INTEREST IN THIS SECURITY, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THIS SECURITY UNDER APPLICABLE STATE LAWS AND THE FEDERAL ACT OR ANY OPINION OF COUNSEL SATISFACTORY TO THE MAKER HEREOF THAT SUCH REGISTRATION IS NOT REQUIRED.


THIS SUBORDINATED CONVERTIBLE DEBENTURE IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN SUBORDINATED CONVERTIBLE DEBENTURE PURCHASE AGREEMENT DATED AUGUST 15, 1995 BY AND BETWEEN TRANSCEND SERVICES, INC., AND (THE "PURCHASE AGREEMENT"), AND HOLDER AGREES AND UNDERSTANDS THAT IT SHALL BE BOUND BY THE OBLIGATIONS AND ENTITLED TO THE RIGHTS UNDER SUCH PURCHASE AGREEMENT.


                            TRANSCEND SERVICES, INC.
                       SUBORDINATED CONVERTIBLE DEBENTURE


$100,000.00                                           August 15, 1995


         1.      PROMISE TO PAY

         FOR VALUE RECEIVED, the undersigned TRANSCEND SERVICES, INC., a Delaware corporation (the "Company"), HEREBY PROMISES TO PAY TO THE ORDER OF ("Payee"; Payee together with any subsequent holder of this Subordinated Convertible Debenture hereinafter collectively referred to as "Holder"), on or before, as provided hereinbelow, August 15, 2000 (the "Maturity Date"), the
principal amount of $________________ dollars ($       ), together with
interest on such principal amount at the rate per annum provided below, which payments of interest and principal shall be made as provided below. Both principal and interest hereunder are payable in lawful money of the United States of America to Holder at its office at 3353 Peachtree Road, Suite 1000, Atlanta, Georgia 30326.

         Interest on any unpaid principal amounts under this Subordinated Convertible Debenture (the "Debenture") shall accrue at the rate of eight percent (8%) per annum, calculated for the actual number of days elapsed on the basis of a 365-day year which interest shall be payable in arrears in semi-annual installments, with the first installment payable on February 28, 1996 and subsequent installments payable August 31 and February 28 of each year thereafter or, if any of such dates is a legal or religious holiday, then on the next succeeding day that is not a legal or religious holiday. The principal amount hereof shall be payable on the Maturity Date. The Company may prepay the Debenture in accordance with the terms of Section 3 hereof.

         2.      CONVERSION OF DEBENTURE

                 2.1 Holder's Right to Convert. Subject to and upon compliance with the provisions of this Section 2, at any time and from time to time prior to the Maturity Date, the Holder may, at its option, convert all or any portion of the principal amount of this Debenture then outstanding ("Holder's Conversion Right") into fully paid and non-assessable shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company at the rate of 286 shares of Common Stock for each $1,000 in principal amount (the "Conversion Rate"); provided, however, that the Conversion Rate shall be subject to the adjustments described below. At the time of such conversion, payment of all accrued but unpaid interest with respect to the principal amount converted shall be made as provided in Subsection 2.4 below. Notwithstanding the foregoing, if the Company gives the Holder written notice of prepayment as provided in Section 3, the Holder's right to convert the principal amount of this Debenture being so prepaid shall terminate on the close of business on the fifth (5th) business day prior to the date fixed for prepayment.

                 2.2 Company's Right to Convert. Subject to and upon compliance with the provisions of this Section 2, at any time and from time to time during which the Common Stock trades (measured by Closing Price) for thirty (30) consecutive trading days at or greater than a per share price of $10.50 (such number being adjusted for stock splits, stock dividends, reclassifications, mergers or similar events), the Company may, at its option, convert all or any portion of the principal amount of this Debenture then outstanding ("Company's Conversion Right") into fully paid and non-assessable shares of Common Stock at the Conversion Rate. At the time of such conversion, payment of all accrued but unpaid interest with respect to the principal amount converted shall be made as provided in Subsection 2.4 below. The term "Closing Price" shall mean the average of the high and low sales prices (highest bid and lowest ask prices) of the Common Stock as reported on the Nasdaq National Market.

                 2.3 Mechanics of Conversion. Before this Debenture can be converted into shares of Common Stock, the Debenture must be surrendered by Holder to the Company at its offices at the address following its signature below (or at such other address of which the Company shall have notified the Holder in writing). In the event Holder elects to convert the Debenture pursuant to Holder's Conversion Right, Holder shall give written notice to the Company at such offices, that Holder elects to convert the Debenture, or, if less than the entire principal amount of the Debenture is to be converted, the portion thereof to be converted. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued and shall contain such representations as may reasonably be required by the Company to the effect that the shares to be received upon conversion are not being acquired and will not be transferred in any way that might violate the then applicable laws. In the event the Company elects to convert the Debenture pursuant to the Company's Conversion Right, the Company shall notify the Holder in writing of such election at Holder's address provided in Section 1 hereof. Within ten (10) days of receipt of such notification from the Company, Holder shall surrender the Debenture and provide the Company with written notice that Holder elects to convert the Debenture in the principal amount as identified in the Company's notice, and such Holder's notice shall also set forth the issuance instructions and representations as if Holder had elected to exercise Holder's Conversion Right. Noncompliance by Holder shall subject Holder to the remedy addressed in Subsection 5.6 hereof. As promptly as practicable after the receipt of notice of conversion from Holder and the surrender of the Debenture as aforesaid, the Company shall issue and shall deliver to Holder at the address specified by Holder in the written notice of conversion a certificate or certificates for the number of full shares issuable upon the conversion of the Debenture (or portion thereof) in accordance with the provisions of this Section 2 and cash as provided in Subsection 2.4 hereof. Such conversion shall be deemed to have been effected at the close of business on the date on which such notice shall have been received at the office of the Company and the Debenture shall have been surrendered as aforesaid (the "Conversion Date"). At such time, the rights of Holder as obligee shall cease as to the portion of the Debenture that has been converted, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. All certificates issued upon the exercise of the conversion shall contain a legend governing restrictions upon such shares imposed by law and the Purchase Agreement referred to in the legends at the beginning of this Debenture. Upon conversion of the Debenture in part only, the Company shall execute and deliver to or on the order of Holder, at the expense of the Company, a new debenture in principal amount equal to the unconverted portion of the Debenture so converted, which shall be dated as of the original Debenture and shall reaffirm the Company's obligation to pay all accrued and unpaid interest on such principal amount from such date in accordance with Subsection 8.7 hereof, but shall not give credit for any accrued but unpaid interest with respect to any principal under this Debenture that has been converted, the latter such interest being payable pursuant to Subsection 2.4 below.

                 2.4 Fractional Shares and Accrued Interest. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of the Debenture. Instead of any fractional shares that would otherwise be issuable upon conversion of the Debenture or specified portions thereof, the Company shall pay to Holder a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the applicable Closing Price per share of the Common Stock as of the Conversion Date. The Holder of the Debenture surrendered for conversion shall also be entitled to receive in cash, upon any conversion, the amount of any interest accrued and unpaid to the date of such conversion on the principal amount of such Debenture being converted.

                 2.5 Adjustment for Certain Events. In the event the Company at any time or from time to time after the date hereof effects a reorganization, reclassification, stock dividend, stock split, consolidation, merger or sale, the Conversion Rate, if appropriate, shall be proportionately adjusted to reflect the value of the Common Stock reflected by the terms of such reorganization, reclassification, stock dividend, stock split, consolidation, merger or sale.

                 2.6 No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Holder's Conversion Right against impairment.

                 2.7 Certificate as to Adjustments. Upon the occurrence of each adjustment of the Conversion Rate pursuant to this Section 2, the Company shall compute such adjustment in accordance with the terms hereof and prepare and furnish to Holder a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company shall, upon the written request at any time of Holder, furnish or cause to be furnished to Holder a like certificate setting forth (a) such adjustments, (b) the Conversion Rate at that time in effect, and (c) the number of shares of Common Stock and the amount, if any, of other property that at that time would be received upon the conversion of the Debenture.

                 2.8 Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities other than this Debenture for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, other than a right to vote at a meeting of stockholders, the Company shall mail to Holder at least twenty (20) days prior to the date specified therein a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or rights.

                 2.9 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Debenture such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Debenture; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect such conversion, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

         3.      PREPAYMENT

                 3.1 Right to Prepay. The Company may, at its option, prepay any outstanding principal amount under this Debenture, either in whole or in part, from time to time prior to the maturity of this Debenture, without any prepayment penalty or charge, provided that it shall also pay all accrued interest on the portion of principal so prepaid.

                 3.2 Manner of Prepayment. The Company shall provide Holder with written notice of prepayment under this Section 3 at least thirty
(30) days but no more than sixty (60) days before the prepayment date set forth in such notice. Such notice and any prepayment permitted hereunder shall take place at the address of Holder provided in Section 1. Concurrently with such prepayment, the Company shall deliver to Holder a new debenture representing the principal amount of this Debenture that is not so prepaid on otherwise identical terms and conditions as this Debenture and reflecting all interest on the principal amount remaining outstanding that has accrued from the issue date of this Debenture.

         4.      SUBORDINATION

                 4.1 Nature of Subordination. This Debenture and the indebtedness evidenced hereby, including the principal and interest and any renewals or extensions thereof, shall at all times be subordinate and junior in right to all Senior Indebtedness, all in the manner and with the force and effect hereinafter set forth. For purposes hereof, "Senior Indebtedness" shall mean the principal of (and premium, if any) and interest (if any) on (a) all indebtedness and obligations created, incurred, assumed or guaranteed, by the Company (including indebtedness of others guaranteed by the Company), other than this Debenture, whether outstanding on the date hereof or thereafter created, incurred, assumed or guaranteed, and whether such indebtedness (including, but not limited to, interest on such indebtedness) arises or accrues before or after the commencement of any bankruptcy, insolvency, receivership or similar proceedings, which is (i) for money borrowed, inclusive without limitation, borrowings under any lines of credit, revolving credit agreements or promissory notes from a bank or other financial institution (including any letters of credit, performance bonds and other credit facilities under such or other borrowing arrangements) or (ii) created, incurred, assumed or guaranteed in connection with the acquisition of any other businesses, properties or other assets; and (b) amendments, renewals, extensions, modifications, refinancings and refundings of any such indebtedness or obligation, unless in any case in the instrument creating or evidencing any such indebtedness or obligation or pursuant to which the same is outstanding it is provided that such indebtedness or obligation is not superior in right of payment to this Debenture.

         As used in this Debenture, the term, "subordinate and junior in right" shall mean that:

                 (a) No part of this Debenture shall have any claim to the assets of the Company on a parity with or prior to the claim of the Senior Indebtedness. Unless and until the Senior Indebtedness shall have been paid in full, Holder will not take, demand, or receive, and the Company will not make, give, or permit, directly or indirectly, by setoff, redemption, purchase, or in any other manner, any payment or security for the whole or any part of the principal of or interest on this Debenture; provided, however, that so long as no default or event of default in the payment of or otherwise relative to any of the Senior Indebtedness shall have occurred and be continuing, or would be in existence immediately after giving effect thereto (any of the foregoing being a "Senior Indebtedness Default"), the Company may pay the principal amount hereof and interest accruing hereunder when and as, and only when and as, the same becomes due and payable in accordance with the terms and conditions hereof in effect on the date hereof.

                 (b) In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the property, assets, or business of the Company, or the proceeds thereof, to any creditor or creditors of the Company or upon any indebtedness of the Company, by reason of any liquidation, dissolution, or other winding up of the Company or its business or by reason of any sale, receivership, insolvency, or bankruptcy proceedings or assignment for the benefit of creditors or any proceeding by or against the Company for any relief under any bankruptcy, reorganization, or insolvency law or laws, federal or state, or any law, federal or state, relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension, or in the event of the occurrence and during the continuation of any Senior Indebtedness Default described, then and in any such event, any payment or distribution of any kind or character, whether in cash, property, or securities which, but for the subordination provisions of this Debenture, would otherwise be payable or deliverable upon or in respect of this Debenture, shall instead be paid over or delivered to the holders of the Senior Indebtedness (pro rata, giving effect to the relative rating thereof), for application on account of the Senior Indebtedness, to the extent necessary to make payment in full in cash or cash equivalents of all Senior Indebtedness and Holder shall not receive any such payment or distribution or any benefit therefrom until all Senior Indebtedness has been paid in full.

                 4.2 Senior Indebtedness Default. The Company shall give Holder prompt notice of any Senior Indebtedness Default.

Holder shall not, without the prior written consent of the holders of the Senior Indebtedness, at such time as a Senior Indebtedness Default shall have occurred and be continuing, or would be in existence immediately after giving effect thereto, accelerate the maturity of, or institute any proceedings to enforce, any indebtedness or obligations evidenced by this Debenture except strictly in accordance with the requests of the holders of the Senior Indebtedness pursuant to the immediately preceding paragraph, provided, that the holders of the Senior Indebtedness have not accelerated the Company's indebtedness thereunder.

                 4.3 Premature Collection. Should any payment or distribution or security, or the proceeds of any thereof, be collected or received by Holder in respect of this Debenture, and such collection or receipt is not expressly permitted hereunder prior to the payment in full of the Senior Indebtedness, Holder will forthwith deliver the same in precisely the form received (except for the endorsement or the assignment of Holder where necessary) (i) to, and, until so delivered, the same shall be held in trust by Holder as the property of, the holders of Senior Indebtedness (pro rata, giving effect to the relative ranking thereof), and until so delivered the same shall be held in trust by Holder as the property of the holders of the Senior Indebtedness.

                 4.4 Acknowledgment. Holder acknowledges and agrees that the holders of Senior Indebtedness will rely upon the subordination provided for herein in making loans to the Company and in otherwise extending credit to the Company. Holder waives notice of or proof of reliance hereon and protest, demand for payment and notice of default. No holder of Senior Indebtedness shall be prejudiced in its right to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Company.

                 4.5 Subordination Amendments. The subordination provisions contained hereinabove are for the benefit of the holders of the Senior Indebtedness and may not be rescinded, cancelled, amended, or modified in any way without the prior written consent thereto of such holders.

                 4.6 No Impairment of Company's Obligations or Holder's Conversion Right. The foregoing provisions concerning subordination are for the benefit of holders of Senior Indebtedness and are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness and Holder, and nothing herein shall impair, as between the Company and Holder, the obligation of the Company to pay Holder the principal and interest on this Debenture, in accordance with the terms of this Debenture; nor shall this
Section 4 prevent Holder from exercising all remedies otherwise permitted by applicable law or under the Debenture, subject to the rights set forth above in this Section 4 of the holders of Superior Indebtedness. No provision of this
Section 4 shall diminish or impair the Holder's right to convert the Debenture pursuant to Section 2 hereof.

         5.      EVENTS OF DEFAULT AND REMEDIES

                 5.1 Events of Default. The following shall constitute Events of Default:

                 (a) default in the due and punctual payment of the principal of this Debenture, or any interest accrued thereon, when and as such payment shall become due and payable, whether at maturity or by acceleration or otherwise if such payment is not made within five
         (5) days of written notice given to the Company by the Holder specifying such default;

                 (b) any representation or warranty of the Company in this Debenture or in the Purchase Agreement that is untrue in any material respect as of the date made;

                 (c) default in the performance or observance of any covenant or agreement of the Company in this Debenture or in the Purchase Agreement and the continuance of such default for a period of thirty (30) days after there has been given to the Company by Holder written notice specifying such default and requiring that it be remedied; provided that no such default shall be deemed to occur if such default may not be cured within thirty (30) days, but within said period the Company has commenced and thereafter diligently and continuously pursues to cure such default, and the default is cured, in any event, within 120 days;

                 (d) actual acceleration of the maturity of indebtedness upon the occurrence of a default under any bond, note, debenture, lease or other evidence of indebtedness of the Company (other than this Debenture) or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed; provided, however, that, (i) if such acceleration is rescinded, then the Event of Default hereunder by reason of such default shall be deemed likewise to have been thereupon cured or waived, or (ii) if such accelerated indebtedness in the aggregate does not exceed $100,000 or if such acceleration is being contested by the Company in good faith, then such acceleration shall not be deemed to be an Event of Default;

                 (e) insolvency (as defined in the Uniform Commercial Code as in effect from time to time) of the Company; the making of an assignment for the benefit of creditors; the filing or acquiescence in the filing of a petition instituting any state or federal insolvency, bankruptcy, reorganization, arrangement, composition, or other debtor relief proceeding; the petition of or application to any tribunal for a receiver or trustee for itself or for any substantial part of any of its property; the commencement of any proceeding under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any federal or state jurisdiction, whether now or hereafter in effect, or the commencement against the Company of any such proceeding or the appointment of a receiver or any trustee for the Company or any part of the Company's property;

                 (f) the entry of any judgment against the Company or the attachment, seizure of, or levy against the Company with respect to a claim for any amount in excess of $100,000 that remains unpaid, unstayed, undischarged, unbonded, or undismissed for a period of thirty (30) days; or

                 (g) the filing of record of any notice of lien, levy or assessment with respect to any or all of the Company's assets by the United States Government, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental authority, or the automatic imposition of a lien, whether choate or otherwise, because of failure to pay any taxes or debt owing at any time hereafter to any one or more of such entities, upon any or all of the Company's assets, which lien is not paid on the payment date thereof, unless such lien, levy or assessment with respect to a claim not in excess of $100,000 is contested in good faith and adequate reserves for which have been maintained.

                 5.2      Acceleration of Maturity, Rescission and Annulment.

                 (a) If an Event of Default occurs and is continuing, then and in any such case Holder may declare the outstanding principal amount of this Debenture to be due and payable immediately, without advance notice to the Company, and, upon any such declaration, the outstanding principal amount of the Debenture, and the interest accrued thereon, together with all costs of collection, including reasonable attorney's fees if collected by law or through an attorney at law, shall immediately become due and payable.

                 (b) At any time after any declaration of acceleration has been made as provided in this Subsection 5.2, Holder may, by written notice to the Company, rescind and annul such declaration and its consequences. No such rescission shall affect any subsequent default or impair any right consequent thereon.

                 5.3 Suits for Enforcement. In case any one or more Events of Default shall have occurred and be continuing, Holder may proceed to protect and enforce Holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement contained herein or in aid of the exercise of any power granted herein or proceed to enforce the payment of the Debenture or to enforce any other legal or equitable right of the Holder.

                 5.4 Remedies Cumulative. No remedy herein conferred upon Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                 5.5 Remedies Not Waived. No course of dealing between the Company and Holder or any delay in exercising any rights hereunder shall operate as a waiver by Holder.

                 5.6 Company's Conversion Right. Holder's failure to comply with Subsection 2.3 hereof in connection with the Company's exercise of the Company's Conversion Right shall entitle the Company to extinguish all indebtedness owed to Holder.

         6. REGISTRATION RIGHTS. The Holder shall have the registration rights specified in the Purchase Agreement.

         7.      AMENDMENT AND WAIVER

                 7.1 Procedure for Amendment and Waiver. Any term, covenant, agreement or condition hereof may be amended or compliance herewith may be waived, provided that any such amendment or waiver shall be effective only if made by the written consent of both the Company and the holders of a majority of the outstanding principal amount of the debentures issued pursuant to the Purchase Agreement and the other purchase agreements entered into pursuant to Subsections 5.3 and 6.3 thereof, having an aggregate initial principal amount of at least $2,000,000. Notwithstanding the foregoing, without the consent of each of the holders of this Debenture who would be affected, an amendment, supplement or waiver may not reduce the principal amount of this Debenture, reduce the rate of interest on this Debenture or extend the fixed maturity of this Debenture.

                 After an amendment under this Section 7 becomes effective, the Company shall mail to each of the holders of all such debentures a notice briefly describing the amendment.

         8.      MISCELLANEOUS

                 8.1 Successors and Assigns Bound by Covenants. All covenants, stipulations, promises and agreements herein contained shall bind and inure to the benefit of the Company and Holder and their respective permitted successors and assigns.

                 8.2 Severability. If any one or more of the provisions of this Debenture shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and the remaining provisions hereof shall not in any way be impaired.

                 8.3 Headings. The headings of the sections of this Debenture are inserted for convenience only and do not constitute a part of this Debenture.

                 8.4 Governing Law. This Debenture shall be construed in accordance with and governed by the laws of the State of Georgia.

                 8.5 Loss, Theft, Destruction or Mutilation of Debenture. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture and, in the case of any such loss, theft or destruction, upon receipt of any indemnity bond in such reasonable amount as the Company may determine or, in the case of any such mutilation, upon surrender and cancellation of this Debenture, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Debenture, a new Debenture of like tenor and unpaid principal amount and dated as of the date to which interest has been paid on the Debenture so lost, stolen, destroyed or mutilated.

                 8.6 Survival of Covenants, Representations and Warranties. All representations, warranties, covenants and agreements of the Company and Holder contained in this Debenture shall survive the execution and delivery of this Debenture and shall continue in full force and effect thereafter.

                 8.7 Interest Rights Preserved. A Debenture delivered upon transfer of or in exchange for or in lieu of this Debenture or any other Debenture shall carry all the rights to interest accrued and unpaid, and to accrue, that were carried by such other Debentures, and each such Debenture shall be so dated that neither gain nor loss in interest shall result from such transfer, exchange or substitution.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be executed in its name by its duly authorized representative, all as of the day and year set forth above.


                                TRANSCEND SERVICES, INC.

                                By:
                                    --------------------------------
                                      Name: David M. Murphy
                                      Title: Chief Financial Officer

                                Address:
                                -------

                                3353 Peachtree Road, N.E.
                                Suite 1000
                                Atlanta, Georgia  30326
                                Attention:  David W. Murphy






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